www.valaris.com	Press Release

Valaris Reports Third Quarter 2024 Results

Hamilton, Bermuda, October 30, 2024… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported third quarter 2024 results.

President and Chief Executive Officer Anton Dibowitz said, “We delivered strong operating performance and financial results in the third quarter, including solid free cash flow generation. Our fleetwide revenue efficiency of 98% included a full quarter of operations for VALARIS DS-7 following its contract startup in the second quarter. Building on our track record of safe, reliable and efficient operations, we are proud to be recognized for the second consecutive year by the Center for Offshore Safety with its Safety Leadership Award for the development of our Restricted Zone Analysis tool.”

Dibowitz added, “We maintain our conviction in the strength and duration of this upcycle and believe Valaris is well positioned to drive long-term value creation. While we have seen some customer demand deferred, the outlook for 2026 and beyond remains robust. We continue to focus on securing attractive, long-term work for our available rig fleet to support our earnings and cash flow growth."

Dibowitz concluded, “As expected, our free cash flow profile improved relative to the first half of the year, and we repurchased $100 million of shares during the third quarter. We remain committed to returning all future free cash flow to shareholders unless there is a better or more value accretive use for it.”

Financial and Operational Highlights

•Net income of $63 million and Adjusted EBITDA of $150 million;
•Revenue efficiency of 98%;
•Generated $193 million of cash from operating activities and $111 million of free cash flow;
•Repurchased $100 million of shares;
•Recognized by the Center for Offshore Safety with its 2024 Safety Leadership Award for development of the Restricted Zone Analysis tool;
•Full quarter of operations for drillship VALARIS DS-7 following completion of its reactivation and contract startup in the second quarter; and
•Three-year contract extension for jackup VALARIS 118 awarded in October, adding $168 million of contract backlog.

Third Quarter Review

Net income decreased to $63 million from $151 million in the second quarter 2024. Net income included tax expense of $24 million compared to a tax benefit of $30 million in the second quarter. Adjusted EBITDA increased to $150 million from $139 million in the second quarter primarily due to a full quarter of operations for VALARIS DS-7 following its contract startup and higher average daily revenue for the floater fleet. These items were partially offset by lower utilization for VALARIS DPS-5 and DS-10 as well as out of service time and repair costs for VALARIS 249 due to leg repairs.

Revenues increased to $643 million from $610 million in the second quarter 2024. Excluding reimbursable items, revenues increased to $598 million from $573 million in the second quarter primarily due to an increase in operating days and amortized mobilization revenue associated with VALARIS 247, a full quarter of operations for VALARIS DS-7 and higher average daily revenue for the floater fleet. These items were partially offset by lower utilization for VALARIS DPS-5 and DS-10 as well as out of service time for VALARIS 249.

Contract drilling expense increased to $462 million from $439 million in the second quarter 2024. Excluding reimbursable items, contract drilling expense increased to $423 million from $407 million in the second quarter primarily due to an increase in amortized mobilization expense associated with VALARIS 247 and higher costs associated with a full quarter of operations for VALARIS DS-7. This was partially offset by lower reactivation expense and lower personnel costs for VALARIS DS-17 associated with a change in operating location.

Depreciation expense increased to $32 million from $30 million in the second quarter 2024 primarily due to new assets placed in service for certain rigs following reactivation projects and capital upgrades. General and administrative expense decreased to $31 million from $33 million in the second quarter 2024 primarily due to lower professional fees.

Other expense was $8 million compared to other income of $12 million in the second quarter 2024 primarily due to a decrease in interest income and foreign currency exchange losses compared to gains in the second quarter.

Tax expense was $24 million compared to tax benefit of $30 million in the second quarter 2024. The third quarter tax provision included an immaterial discrete tax expense and the second quarter tax provision included $64 million of discrete tax benefit, which were primarily attributable to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. Adjusted for discrete tax items, tax expense decreased to $24 million from $34 million in the second quarter.

Capital expenditures of $82 million decreased from $110 million in the second quarter 2024 primarily due to lower maintenance and upgrade capital expenditures.

Cash and cash equivalents and restricted cash decreased to $392 million as of September 30, 2024, from $410 million as of June 30, 2024. The decrease was primarily due to share repurchases and capital expenditures, partially offset by cash flow from operations.

Third Quarter Segment Review

Floaters

Floater revenues increased to $389 million from $384 million in the second quarter 2024. Excluding reimbursable items, revenues increased to $373 million from $370 million in the second quarter. The increase was primarily due to more operating days for VALARIS DS-7, which commenced a contract in the second quarter, and higher average daily revenue for the floater fleet mostly due to VALARIS DS-16, which started a new higher day rate contract late in the second quarter. This was partially offset by fewer operating days for VALARIS DPS-5 and DS-10, which completed their contracts in the third quarter.

Contract drilling expense decreased to $248 million from $257 million in the second quarter 2024. Excluding reimbursable items, contract drilling expense decreased to $235 million from $245 million in the second quarter. The decrease was primarily due to lower reactivation expense as VALARIS DS-7 returned to work in the second quarter and lower personnel expense for VALARIS DS-17 associated with a change in operating location. This was partially offset by higher costs associated with a full quarter of operations for VALARIS DS-7.

Jackups

Jackup revenues increased to $214 million from $186 million in the second quarter 2024. Excluding reimbursable items, revenues increased to $193 million from $167 million in the second quarter primarily due to operating days and amortized mobilization revenue associated with VALARIS 247, which commenced a contract offshore Australia in July following its mobilization from the UK. This was partially offset by out of service time for leg repairs on VALARIS 249.

Contract drilling expense increased to $157 million from $123 million in the second quarter 2024. Excluding reimbursable items, contract drilling expense increased to $137 million from $108 million in the second quarter primarily due to an increase in amortized mobilization expense associated with VALARIS 247 and repair costs for VALARIS 249.

ARO Drilling

Revenues decreased to $114 million from $124 million in the second quarter 2024 primarily due to the contract termination for VALARIS 143 in the second quarter and contract suspensions for VALARIS 147 and 148 during the third quarter. Subsequently, ARO elected to terminate these suspended contracts in October. Contract drilling expense of $94 million was in line with the second quarter.

Other

Revenues of $40 million were in line with the second quarter 2024. Contract drilling expense increased to $22 million from $20 million in the second quarter.

		Three Months Ended
		(Unaudited)
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q3 2024	Q2 2024	Chg	Q3 2024	Q2 2024	Chg	Q3 2024	Q2 2024	Chg	Q3 2024	Q2 2024	Chg	Q3 2024	Q2 2024	Q3 2024	Q2 2024	Chg

Revenues	$389.0	$383.9	1%	$213.7	$185.8	15%	$113.7	$124.2	(8)%	$40.4	$40.4	—%	$(113.7)	$(124.2)	$643.1	$610.1	5%
Operating expenses
Contract drilling	247.7	257.4	4%	156.7	123.2	(27)%	93.8	94.1	—%	22.1	19.6	(13)%	(58.2)	(55.6)	462.1	438.7	(5)%
Loss on impairment	—	—	—%	—	—	—%	28.4	—	nm	—	—	—%	(28.4)	—	—	—	—%
Depreciation	14.8	14.1	(5)%	11.4	10.9	(5)%	21.1	19.7	(7)%	2.9	2.5	(16)%	(18.5)	(17.5)	31.7	29.7	(7)%
General and admin.	—	—	—%	—	—	—%	4.9	5.5	11%	—	—	—%	25.7	27.0	30.6	32.5	6%
Equity in losses of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	(23.8)	(0.3)	(23.8)	(0.3)	nm
Operating income (loss)	$126.5	$112.4	13%	$45.6	$51.7	(12)%	$(34.5)	$4.9	nm	$15.4	$18.3	(16)%	$(58.1)	$(78.4)	$94.9	$108.9	(13)%

Net income (loss)	$126.8	$114.1	11%	$45.7	$52.8	(13)%	$(54.0)	$(6.7)	nm	$16.3	$18.3	(11)%	$(71.9)	$(27.7)	$62.9	$150.8	(58)%

Adjusted EBITDA	$141.3	$126.4	12%	$57.0	$62.6	(9)%	$15.0	$24.6	(39)%	$18.3	$20.8	(12)%	$(81.2)	$(95.5)	$150.4	$138.9	8%
Adjusted EBITDAR	$143.2	$137.3	4%	$57.0	$62.6	(9)%	$15.0	$24.6	(39)%	$18.3	$20.8	(12)%	$(81.2)	$(95.5)	$152.3	$149.8	2%
nm - Not meaningful

(1) The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

As previously announced, Valaris will hold its third quarter 2024 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Thursday, October 31, 2024. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs and the attainment of requisite permits for such programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war; cybersecurity attacks and threats; impacts and effects of public health crises, pandemics and epidemics; future operations; ability to renew expiring contracts or obtain new contracts, including for VALARIS DS-13 and VALARIS DS-14; increasing regulatory complexity; targets, progress, plans and goals related to sustainability matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply, including as a result of reactivations and newbuilds; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our sustainability targets, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, volatility affecting the banking system and financial markets, inflation and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility, including in any return of capital plans; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Nick Georgas
Vice President - Treasurer and Investor Relations
+1-713-979-4632

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
OPERATING REVENUES	$643.1	$610.1	$525.0	$483.8	$455.1

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	462.1	438.7	444.8	402.0	390.9
Depreciation	31.7	29.7	26.8	27.5	25.8
General and administrative	30.6	32.5	26.5	24.3	24.2
Total operating expenses	524.4	500.9	498.1	453.8	440.9
EQUITY IN EARNINGS (LOSSES) OF ARO	(23.8)	(0.3)	2.4	8.3	2.4
OPERATING INCOME	94.9	108.9	29.3	38.3	16.6

OTHER INCOME (EXPENSE)
Interest income	17.5	31.0	21.0	27.2	26.6
Interest expense, net	(22.4)	(22.6)	(17.7)	(21.7)	(19.4)
Other, net	(2.8)	3.5	5.8	(5.5)	3.9
	(7.7)	11.9	9.1	—	11.1

INCOME BEFORE INCOME TAXES	87.2	120.8	38.4	38.3	27.7

PROVISION (BENEFIT) FOR INCOME TAXES	24.3	(30.0)	12.9	(790.2)	10.7

NET INCOME	62.9	150.8	25.5	828.5	17.0

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1.7	(1.2)	—	6.7	(4.1)

NET INCOME ATTRIBUTABLE TO VALARIS	$64.6	$149.6	$25.5	$835.2	$12.9

EARNINGS PER SHARE
Basic	$0.89	$2.07	$0.35	$11.47	$0.18
Diluted	$0.88	$2.03	$0.35	$11.30	$0.17
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	72.4	72.4	72.4	72.8	73.7
Diluted	73.2	73.7	73.6	73.9	74.8

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$379.3	$398.3	$494.1	$620.5	$1,041.1
Restricted cash	12.9	12.0	15.0	15.2	16.2
Accounts receivable, net	555.8	631.7	510.9	459.3	492.4
Other current assets	163.5	182.6	177.6	177.2	178.7
Total current assets	$1,111.5	$1,224.6	$1,197.6	$1,272.2	$1,728.4

PROPERTY AND EQUIPMENT, NET	1,842.7	1,809.4	1,732.3	1,633.8	1,159.9

LONG-TERM NOTES RECEIVABLE FROM ARO	265.4	259.2	289.3	282.3	275.2

INVESTMENT IN ARO	102.7	126.5	126.8	124.4	116.1

DEFERRED TAX ASSETS	837.0	841.1	854.8	855.1	53.8

OTHER ASSETS	174.1	154.8	153.6	154.4	151.5

	$4,333.4	$4,415.6	$4,354.4	$4,322.2	$3,484.9

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$303.7	$347.0	$394.2	$400.1	$376.4
Accrued liabilities and other	388.6	360.6	366.5	344.2	346.6
Total current liabilities	$692.3	$707.6	$760.7	$744.3	$723.0

LONG-TERM DEBT	1,081.8	1,081.0	1,080.1	1,079.3	1,079.4

DEFERRED TAX LIABILITIES	31.1	31.2	31.6	29.9	17.1

OTHER LIABILITIES	404.4	408.4	451.7	471.7	465.4

TOTAL LIABILITIES	2,209.6	2,228.2	2,324.1	2,325.2	2,284.9

TOTAL EQUITY	2,123.8	2,187.4	2,030.3	1,997.0	1,200.0

	$4,333.4	$4,415.6	$4,354.4	$4,322.2	$3,484.9

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$239.2	$38.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	88.2	73.6
Accretion of discount on notes receivable from ARO	(33.8)	(21.2)
Share-based compensation expense	22.4	19.5
Equity in losses (earnings) of ARO	21.7	(5.0)
Deferred income tax expense	19.3	2.3
Net (gain) loss on sale of property	0.3	(27.9)
Loss on extinguishment of debt	—	29.2
Changes in contract liabilities	(13.5)	(3.9)
Changes in deferred costs	32.6	(29.3)
Other	5.0	5.2
Changes in other operating assets and liabilities	(131.0)	94.5
Contributions to pension plans and other post-retirement benefits	(19.6)	(4.5)
Net cash provided by operating activities	$230.8	$170.8

INVESTING ACTIVITIES
Additions to property and equipment	$(343.4)	$(233.1)
Net proceeds from disposition of assets	0.2	29.2
Net cash used in investing activities	$(343.2)	$(203.9)

FINANCING ACTIVITIES
Payments for share repurchases	$(101.4)	$(147.4)
Payments related to tax withholdings for share-based awards	(29.7)	(5.2)
Issuance of Second Lien Notes	—	1,103.0
Redemption of First Lien Notes	—	(571.8)
Debt issuance costs	—	(36.7)
Net cash provided by (used in) financing activities	$(131.1)	$341.9

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(243.5)	$308.8
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	635.7	748.5
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$392.2	$1,057.3

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
OPERATING ACTIVITIES
Net income	$62.9	$150.8	$25.5	$828.5	$17.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	31.7	29.7	26.8	27.5	25.8
Equity in losses (earnings) of ARO	23.8	0.3	(2.4)	(8.3)	(2.4)
Share-based compensation expense	7.0	7.4	8.0	7.8	6.8
Accretion of discount on notes receivable from ARO	(6.2)	(20.6)	(7.0)	(7.1)	(7.2)
Deferred income tax expense (benefit)	3.8	13.5	2.0	(788.7)	(4.8)
Net (gain) loss on sale of property	0.2	—	0.1	(0.7)	—
Changes in contract liabilities	11.3	(17.8)	(7.0)	8.8	3.6
Changes in deferred costs	33.4	(3.0)	2.2	3.2	(22.4)
Other	0.8	2.4	1.8	0.6	2.7
Changes in other operating assets and liabilities	37.8	(147.5)	(21.3)	27.3	31.0
Contributions to pension plans and other post-retirement benefits	(13.5)	(3.7)	(2.4)	(2.2)	(1.9)
Net cash provided by operating activities	$193.0	$11.5	$26.3	$96.7	$48.2

INVESTING ACTIVITIES
Additions to property and equipment	$(81.9)	$(110.2)	$(151.3)	$(463.0)	$(105.8)
Net proceeds from disposition of assets	0.1	0.1	—	1.1	0.1
Net cash used in investing activities	$(81.8)	$(110.1)	$(151.3)	$(461.9)	$(105.7)

FINANCING ACTIVITIES
Payments for share repurchases	$(100.0)	$—	$(1.4)	$(51.2)	$(83.0)
Payments for tax withholdings for share-based awards	(29.3)	(0.2)	(0.2)	(0.2)	(4.8)
Debt issuance costs	—	—	—	(1.9)	(5.7)
Issuance of Second Lien Notes	—	—	—	—	403.0
Other	—	—	—	(3.1)	—
Net cash provided by (used in) financing activities	$(129.3)	$(0.2)	$(1.6)	$(56.4)	$309.5

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(18.1)	$(98.8)	$(126.6)	$(421.6)	$252.0
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	410.3	509.1	635.7	1,057.3	805.3
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$392.2	$410.3	$509.1	$635.7	$1,057.3

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
REVENUES
Floaters
Drillships	$322.3	$291.5	$249.6	$190.7	$168.2
Semisubmersibles	50.9	78.9	60.2	56.3	64.1
	$373.2	$370.4	$309.8	$247.0	$232.3
Reimbursable and Other Revenues (1)	15.8	13.5	14.6	16.2	11.0
Total Floaters	$389.0	$383.9	$324.4	$263.2	$243.3

Jackups (2)
HD Harsh Environment	$118.8	$87.6	$67.5	$76.6	$75.5
HD & SD Modern	58.4	63.7	56.9	79.0	68.8
SD Legacy	15.4	15.4	14.8	14.2	10.5
	$192.6	$166.7	$139.2	$169.8	$154.8
Reimbursable and Other Revenues (1)	21.1	19.1	13.1	9.5	11.1
Total Jackups	$213.7	$185.8	$152.3	$179.3	$165.9

Other
Leased and Managed Rigs	$32.4	$35.6	$42.1	$36.0	$40.1
Reimbursable and Other Revenues (1)	8.0	4.8	6.2	5.3	5.8
Total Other	$40.4	$40.4	$48.3	$41.3	$45.9

Total Operating Revenues	$643.1	$610.1	$525.0	$483.8	$455.1

Total Reimbursable and Other Revenues (1)	$44.9	$37.4	$33.9	$31.0	$27.9

Revenues Excluding Reimbursable and Other Revenues	$598.2	$572.7	$491.1	$452.8	$427.2

(1)Reimbursable and other revenues includes certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of contract intangibles.
(2)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
ADJUSTED EBITDA (1)
Floaters
Drillships	$130.9	$91.2	$55.6	$16.7	$2.8
Semisubmersibles	10.4	35.2	15.4	20.5	25.4
	$141.3	$126.4	$71.0	$37.2	$28.2

Jackups
HD Harsh Environment	$31.4	$36.3	$5.4	$21.1	$20.9
HD & SD Modern	20.0	21.3	8.6	30.1	20.4
SD Legacy	5.6	5.0	4.4	4.8	2.9
	$57.0	$62.6	$18.4	$56.0	$44.2

Total	$198.3	$189.0	$89.4	$93.2	$72.4

Other
Leased and Managed Rigs	$18.3	$20.8	$26.1	$23.2	$27.2

Total	$216.6	$209.8	$115.5	$116.4	$99.6

Support costs
General and administrative expense	$30.6	$32.5	$26.5	$24.3	$24.2
Onshore support costs	35.6	38.4	35.3	34.6	35.4
	$66.2	$70.9	$61.8	$58.9	$59.6

Total	$150.4	$138.9	$53.7	$57.5	$40.0

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
ADJUSTED EBITDAR (1)
Active Fleet (2)	$213.1	$218.1	$126.3	$137.5	$129.3
Leased and Managed Rigs	18.3	20.8	26.1	23.2	27.2
	$231.4	$238.9	$152.4	$160.7	$156.5

Stacked Fleet (3)	(12.9)	(18.2)	(6.6)	(5.8)	(6.0)
	$218.5	$220.7	$145.8	$154.9	$150.5

Support costs
General and administrative expense	$30.6	$32.5	$26.5	$24.3	$24.2
Onshore support costs	35.6	38.4	35.3	34.6	35.4
	$66.2	$70.9	$61.8	$58.9	$59.6

Total	$152.3	$149.8	$84.0	$96.0	$90.9

Reactivation costs (4)	$1.9	$10.9	$30.3	$38.5	$50.9

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(3)Adjusted EBITDAR for the stacked fleet represents the combined total of all preservation and stacking costs.
(4)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
ADJUSTED EBITDAR (1)
Floaters
Drillships	$132.8	$102.1	$85.9	$55.2	$53.7
Semisubmersibles	10.4	35.2	15.4	20.5	25.4
	$143.2	$137.3	$101.3	$75.7	$79.1

Jackups
HD Harsh Environment	$31.4	$36.3	$5.4	$21.1	$20.9
HD & SD Modern	20.0	21.3	8.6	30.1	20.4
SD Legacy	5.6	5.0	4.4	4.8	2.9
	$57.0	$62.6	$18.4	$56.0	$44.2

Total	$200.2	$199.9	$119.7	$131.7	$123.3

Other
Leased and Managed Rigs	$18.3	$20.8	$26.1	$23.2	$27.2

Total	$218.5	$220.7	$145.8	$154.9	$150.5

Support costs
General and administrative expense	$30.6	$32.5	$26.5	$24.3	$24.2
Onshore support costs	35.6	38.4	35.3	34.6	35.4
	$66.2	$70.9	$61.8	$58.9	$59.6

Total	$152.3	$149.8	$84.0	$96.0	$90.9

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)
(Unaudited)

	As of
	Oct 30, 2024	Jul 29, 2024	Apr 30, 2024	Feb 15, 2024	Nov 1, 2023
CONTRACT BACKLOG (1)
Floaters
Drillships	$2,289.7	$2,508.3	$2,223.9	$2,307.6	$1,726.5
Semisubmersibles	106.0	122.1	180.7	224.1	259.5
	$2,395.7	$2,630.4	$2,404.6	$2,531.7	$1,986.0
Jackups
HD Harsh Environment	$635.1	$665.0	$607.0	$646.8	$327.9
HD & SD Modern	585.2	438.9	449.1	347.1	406.8
SD Legacy	178.4	189.0	128.8	173.5	186.9
	$1,398.7	$1,292.9	$1,184.9	$1,167.4	$921.6

Total	$3,794.4	$3,923.3	$3,589.5	$3,699.1	$2,907.6

Other
Leased and Managed Rigs	$310.4	$384.2	$427.7	$222.3	$250.5

Total	$4,104.8	$4,307.5	$4,017.2	$3,921.4	$3,158.1

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$386,000	$358,000	$328,000	$307,000	$288,000
Semisubmersibles	247,000	289,000	261,000	229,000	257,000
	$359,000	$340,000	$312,000	$285,000	$279,000
Jackups
HD Harsh Environment	$163,000	$134,000	$123,000	$111,000	$116,000
HD & SD Modern	111,000	115,000	103,000	119,000	105,000
SD Legacy	84,000	85,000	81,000	79,000	83,000
	$133,000	$120,000	$108,000	$111,000	$108,000

Total	$228,000	$217,000	$197,000	$174,000	$171,000

Other
Leased and Managed Rigs	$32,000	$37,000	$45,000	$39,000	$44,000

Total	$171,000	$167,000	$153,000	$136,000	$134,000

(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods, revenues attributable to amortization of drilling contract intangibles and lump-sum revenues and amortization thereof, by the aggregate number of operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	70%	69%	64%	60%	58%
Semisubmersibles	45%	60%	51%	53%	54%
	63%	66%	61%	58%	57%
Jackups
HD Harsh Environment	72%	65%	55%	68%	64%
HD & SD Modern	44%	45%	44%	52%	51%
SD Legacy	100%	100%	100%	97%	69%
	60%	58%	53%	62%	58%

Total	61%	61%	56%	60%	57%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Total	69%	69%	64%	68%	65%

Pro Forma Jackups (2)	71%	68%	64%	70%	67%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	91%	90%	84%	68%	63%
Semisubmersibles	75%	100%	85%	89%	90%
	87%	92%	84%	72%	70%
Jackups
HD Harsh Environment	88%	80%	67%	83%	79%
HD & SD Modern	82%	81%	69%	80%	79%
SD Legacy	100%	100%	100%	97%	68%
	87%	82%	71%	83%	78%

Total	87%	86%	76%	79%	75%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Total	90%	90%	82%	84%	81%

Pro Forma Jackups (3)	91%	88%	80%	88%	84%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,196	1,183	1,183	1,032	1,012
Semisubmersibles	460	455	455	460	460
	1,656	1,638	1,638	1,492	1,472
Jackups
HD Harsh Environment	1,012	1,001	1,001	1,012	1,012
HD & SD Modern	1,196	1,225	1,258	1,288	1,288
SD Legacy	184	182	182	184	184
	2,392	2,408	2,441	2,484	2,484

Total	4,048	4,046	4,079	3,976	3,956

Other
Leased and Managed Rigs	1,012	959	926	920	920

Total	5,060	5,005	5,005	4,896	4,876

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
AVAILABLE DAYS - ACTIVE FLEET (1)
Floaters
Drillships	920	910	910	920	920
Semisubmersibles	276	273	273	276	276
	1,196	1,183	1,183	1,196	1,196
Jackups
HD Harsh Environment	828	819	819	828	828
HD & SD Modern	644	683	803	828	828
SD Legacy	184	182	182	184	184
	1,656	1,684	1,804	1,840	1,840

Total	2,852	2,867	2,987	3,036	3,036

Other
Leased and Managed Rigs	1,012	959	926	920	920

Total	3,864	3,826	3,913	3,956	3,956

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
OPERATING DAYS (1)
Floaters
Drillships	834	815	761	622	584
Semisubmersibles	206	273	231	245	249
	1,040	1,088	992	867	833
Jackups
HD Harsh Environment	731	655	549	691	652
HD & SD Modern	528	552	555	665	654
SD Legacy	184	182	182	178	126
	1,443	1,389	1,286	1,534	1,432

Total	2,483	2,477	2,278	2,401	2,265

Other
Leased and Managed Rigs	1,012	959	926	920	920

Total	3,495	3,436	3,204	3,321	3,185

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
REVENUE EFFICIENCY (1)
Floaters
Drillships	98%	99%	94%	88%	89%
Semisubmersibles	100%	100%	99%	94%	93%
	98%	99%	95%	90%	90%
Jackups
HD Harsh Environment	93%	99%	100%	99%	99%
HD & SD Modern	100%	100%	99%	97%	97%
SD Legacy	100%	100%	100%	97%	99%
	96%	99%	99%	98%	98%

Total	98%	99%	97%	93%	94%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(Unaudited)

	As of
NUMBER OF RIGS	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Active Fleet (1)
Floaters
Drillships	10	10	10	10	10
Semisubmersibles	3	3	3	3	3
	13	13	13	13	13
Jackups
HD Harsh Environment	9	9	9	9	9
HD & SD Modern	7	7	8	9	9
SD Legacy	2	2	2	2	2
	18	18	19	20	20

Total Active Fleet	31	31	32	33	33

Stacked Fleet
Floaters
Drillships	3	3	3	3	1
Semisubmersibles	2	2	2	2	2
	5	5	5	5	3
Jackups
HD Harsh Environment	2	2	2	2	2
HD & SD Modern	6	6	5	5	5
	8	8	7	7	7

Total Stacked Fleet	13	13	12	12	10

Leased Rigs (2)
Jackups
HD Harsh Environment	1	1	1	1	1
HD & SD Modern	8	8	8	7	7
Total Leased Rigs	9	9	9	8	8

Total	53	53	53	53	51

Managed Rigs (2)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)
(Unaudited)

	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Cash	$129.3	$131.7	$69.5	$92.9	$110.3
Other current assets	129.4	157.8	198.3	184.0	191.2
Non-current assets	1,223.3	1,214.4	1,094.2	1,081.0	915.3
Total assets	$1,482.0	$1,503.9	$1,362.0	$1,357.9	$1,216.8

Current liabilities	$200.7	$173.2	$135.0	$136.0	$173.6
Non-current liabilities	1,176.9	1,172.2	1,057.6	1,056.8	886.2
Total liabilities	$1,377.6	$1,345.4	$1,192.6	$1,192.8	$1,059.8

Shareholders' equity	$104.4	$158.5	$169.4	$165.1	$157.0

Total liabilities and shareholders' equity	$1,482.0	$1,503.9	$1,362.0	$1,357.9	$1,216.8

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Revenues	$113.7	$124.2	$138.3	$133.7	$121.5
Operating expenses
Contract drilling (exclusive of depreciation)	93.8	94.1	98.3	88.0	92.0
Loss on impairment	28.4	—	—	—	—
Depreciation	21.1	19.7	19.0	19.5	15.8
General and administrative	4.9	5.5	5.8	6.3	5.6
Operating income (loss)	$(34.5)	$4.9	$15.2	$19.9	$8.1
Other expense, net	15.3	13.4	13.1	3.6	9.0
Provision (benefit) for income taxes	4.2	(1.8)	3.7	6.0	0.4
Net income (loss)	$(54.0)	$(6.7)	$(1.6)	$10.3	$(1.3)

ARO Adjusted EBITDA	$15.0	$24.6	$34.2	$39.4	$23.9

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS
(Unaudited)

	As of
(In millions)	Oct 30, 2024	Jul 29, 2024	Apr 30, 2024	Feb 15, 2024	Nov 1, 2023
CONTRACT BACKLOG (1)
Owned Rigs	$1,236.9	$1,322.9	$1,398.9	$1,475.4	$1,547.0
Leased Rigs (2)	344.4	510.4	583.3	662.7	743.7
Total	$1,581.3	$1,833.3	$1,982.2	$2,138.1	$2,290.7
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.
(2)Leased rigs backlog as of July 29, 2024, included approximately $113 million related to the drilling contracts for VALARIS 147 and VALARIS 148, which previously received suspension notices from Saudi Aramco. The contracts were subsequently terminated and are no longer included in leased rigs backlog as of October 30, 2024.

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
AVERAGE DAILY REVENUE (1)
Owned Rigs	$109,000	$104,000	$105,000	$100,000	$91,000
Leased Rigs (2)	98,000	101,000	99,000	97,000	98,000
Total	$103,000	$102,000	$102,000	$98,000	$95,000

UTILIZATION (3)
Owned Rigs	62%	77%	91%	96%	91%
Leased Rigs (2)	71%	86%	93%	94%	95%
Total	66%	82%	92%	95%	93%

REVENUE EFFICIENCY (4)
Owned Rigs	70%	90%	98%	94%	99%
Leased Rigs (2)	70%	91%	99%	98%	97%
Total	70%	91%	98%	96%	98%

NUMBER OF RIGS (AT QUARTER END)
Owned Rigs	9	9	8	8	7
Leased Rigs (2)	9	9	9	8	8
Total	18	18	17	16	15

AVAILABLE DAYS (5)
Owned Rigs	828	728	728	695	644
Leased Rigs (2)	828	765	744	736	736
Total	1,656	1,493	1,472	1,431	1,380

OPERATING DAYS (6)
Owned Rigs	510	561	664	668	585
Leased Rigs (2)	590	657	692	691	697
Total	1,100	1,218	1,356	1,359	1,282
(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods, revenues attributable to amortization of drilling contract intangibles and lump-sum revenues and amortization thereof, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Represents the maximum number of days available in the period for the rig fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.
(6)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures (Unaudited)
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA, Adjusted EBITDAR and Free Cash Flow, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "ARO Adjusted EBITDA" as ARO's net income (loss) before income tax expense, other expense, net, depreciation expense and loss on impairment. ARO Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. ARO Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. ARO Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its third quarter 2024 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Valaris defines "Free Cash Flow" as net cash provided by operating activities less capital expenditures. Free Cash Flow is a non-GAAP measure that our management uses to assess the cash generation of our fleet after paying operating expenses and capital expenditures to maintain and upgrade our assets. We believe that this measure is useful to investors and analysts in allowing for greater transparency of the cash generation of our business.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

A reconciliation of net income as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024

VALARIS
Net income	$62.9	$150.8
Add (subtract):
Income tax expense (benefit)	24.3	(30.0)
Interest expense, net	22.4	22.6
Other income	(14.7)	(34.5)
Operating income	$94.9	$108.9
Add:
Depreciation expense	31.7	29.7
Equity in losses of ARO	23.8	0.3
Adjusted EBITDA	$150.4	$138.9

A reconciliation of net loss as reported to ARO Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024

ARO
Net loss	$(54.0)	$(6.7)
Add (subtract):
Income tax expense (benefit)	4.2	(1.8)
Other expense, net	15.3	13.4
Operating income (loss)	$(34.5)	$4.9
Add:
Depreciation expense	21.1	19.7
Loss on impairment	28.4	—
ARO Adjusted EBITDA	$15.0	$24.6

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	Sep 30, 2024	Jun 30, 2024
FLOATERS
Net income	$126.8	$114.1
Subtract:
Other income	(0.3)	(1.7)
Operating income	$126.5	$112.4
Add (subtract):
Depreciation	14.8	14.1
Other costs	—	(0.1)
Adjusted EBITDA (1)	$141.3	$126.4
Add:
Reactivation costs	1.9	10.9
Adjusted EBITDAR (1)	$143.2	$137.3

JACKUPS
Net income	$45.7	$52.8
Subtract:
Other income	(0.1)	(1.1)
Operating income	$45.6	$51.7
Add:
Depreciation	11.4	10.9
Adjusted EBITDA (1)	$57.0	$62.6
Adjusted EBITDAR (1)	$57.0	$62.6

OTHER
Net income	$16.3	$18.3
Add (subtract):
Other income	(0.9)	—
Operating income	$15.4	$18.3
Add:
Depreciation	2.9	2.5
Adjusted EBITDA (1)	$18.3	$20.8
Adjusted EBITDAR (1)	$18.3	$20.8

(1)Adjusted EBITDA and EBITDAR excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income (Loss) to Adjusted EBITDAR

(In millions)	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
ACTIVE FLEET (1)
Net income	$186.8	$186.6	$80.8	$78.7	$57.5
Subtract:
Other income	(0.4)	(2.8)	(7.0)	(3.3)	(1.0)
Operating income	$186.4	$183.8	$73.8	$75.4	$56.5
Add (subtract):
Reactivation costs	1.9	10.9	30.3	38.5	50.9
Depreciation	24.8	23.5	22.2	23.5	21.9
Other	—	(0.1)	—	0.1	—
Adjusted EBITDAR (2)	$213.1	$218.1	$126.3	$137.5	$129.3

LEASED AND MANAGED RIGS
Net income	$16.3	$18.3	$24.8	$22.1	$25.8
Subtract:
Other income	(0.9)	—	—	—	—
Operating income	$15.4	$18.3	$24.8	$22.1	$25.8
Add (subtract):
Depreciation	2.9	2.5	1.3	1.2	1.3
Other	—	—	—	(0.1)	0.1
Adjusted EBITDAR (2)	$18.3	$20.8	$26.1	$23.2	$27.2

STACKED FLEET
Net loss	$(14.3)	$(19.7)	$(7.9)	$(8.3)	$(8.6)
Subtract:
Other income	—	—	(0.1)	(0.1)	—
Operating loss	$(14.3)	$(19.7)	$(8.0)	$(8.4)	$(8.6)
Add (subtract):
Depreciation	1.4	1.5	1.4	2.7	2.5
Other	—	—	—	(0.1)	0.1
Adjusted EBITDAR (2)	$(12.9)	$(18.2)	$(6.6)	$(5.8)	$(6.0)

TOTAL FLEET
Net income	$188.8	$185.2	$97.7	$92.5	$74.7
Subtract:
Other income	(1.3)	(2.8)	(7.1)	(3.4)	(1.0)
Operating income	$187.5	$182.4	$90.6	$89.1	$73.7
Add (subtract):
Reactivation costs	1.9	10.9	30.3	38.5	50.9
Depreciation	29.1	27.5	24.9	27.4	25.7
Other	—	(0.1)	—	(0.1)	0.2
Adjusted EBITDAR (2)	$218.5	$220.7	$145.8	$154.9	$150.5

(1)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
DRILLSHIPS
Net income (loss)	$117.3	$79.6	$49.4	$4.7	$(9.9)
Subtract:
Other income	(0.3)	(1.5)	(6.2)	(2.0)	(0.6)
Operating income (loss)	$117.0	$78.1	$43.2	$2.7	$(10.5)
Add (subtract):
Depreciation	13.9	13.2	12.4	14.0	13.2
Other	—	(0.1)	—	—	0.1
Adjusted EBITDA (1)	$130.9	$91.2	$55.6	$16.7	$2.8

SEMISUBMERSIBLES
Net income	$9.5	$34.5	$14.7	$19.6	$24.4
Subtract:
Other income	—	(0.2)	(0.1)	(0.1)	—
Operating income	$9.5	$34.3	$14.6	$19.5	$24.4
Add:
Depreciation	0.9	0.9	0.8	1.0	1.0
Adjusted EBITDA (1)	$10.4	$35.2	$15.4	$20.5	$25.4

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Net Income to Adjusted EBITDA

(In millions)	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
HD HARSH ENVIRONMENT
Net income	$24.8	$31.0	$0.4	$15.4	$15.4
Add (subtract):
Other (income) expense	0.2	(0.3)	(0.3)	(0.1)	(0.2)
Operating income	$25.0	$30.7	$0.1	$15.3	$15.2
Add:
Depreciation	6.4	5.6	5.3	5.8	5.7
Adjusted EBITDA (1)	$31.4	$36.3	$5.4	$21.1	$20.9

HD & SD MODERN JACKUPS
Net income	$17.6	$19.2	$6.4	$28.2	$17.7
Subtract:
Other income	(0.2)	(0.8)	(0.6)	(1.2)	(0.2)
Operating income	$17.4	$18.4	$5.8	$27.0	$17.5
Add:
Depreciation	2.6	2.9	2.8	3.0	2.9
Other	—	—	—	0.1	—
Adjusted EBITDA (1)	$20.0	$21.3	$8.6	$30.1	$20.4

SD LEGACY JACKUPS
Net income	$3.3	$2.6	$2.0	$2.5	$1.3
Add (subtract):
Other (income) expense	(0.1)	—	0.1	—	—
Operating income	$3.2	$2.6	$2.1	$2.5	$1.3
Add (subtract):
Depreciation	2.4	2.4	2.3	2.4	1.6
Other	—	—	—	(0.1)	—
Adjusted EBITDA (1)	$5.6	$5.0	$4.4	$4.8	$2.9

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Cash from Operating Activities to Free Cash Flow

(In millions)	Three Months Ended
	Sep 30, 2024	Jun 30, 2024
Net cash provided by operating activities	$193.0	$11.5
Additions to property and equipment	(81.9)	(110.2)
Free cash flow	$111.1	$(98.7)